Calculation of Filing Fee Tables
S-8
VERINT SYSTEMS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	6,561,000	$ 19.24	$ 126,233,640.00	0.0001531	$ 19,327.00
Total Offering Amounts:						$ 126,233,640.00		$ 19,327.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 19,327.00
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Verint Systems Inc. (the "Company") that may become issuable under the Verint Systems Inc. 2023 Long-Term Stock Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that results in an increase in the number of outstanding shares of the common stock of the Company. (2) Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low sale prices of the common stock as reported on the NASDAQ Global Select Market on June 27, 2025.